UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2012

BCB BANCORP, INC.
(Exact name of Registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, NJ 07002
 (Address of principal executive offices)

(201) 823-0700
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 19, 2012, BCB Community Bank, the wholly-owned subsidiary of BCB Bancorp, Inc., sold a package of 52 non-performing loans with a carrying value of $17.3 million at March 31, 2012.  These loans were primarily secured by a combination of commercial and residential real estate and, at the time of sale, resulted in an after tax loss of approximately $4.7 million in excess of amounts previously charged to BCB Community Bank’s allowance for loan losses.

During the second calendar quarter of 2012, management made the decision to sell these loans in order to reduce the on-going carrying costs of maintaining the non-performing loans at the Bank, as well as management’s intent to reduce non-performing loans as a percentage of total loans.  Management has determined the costs and time commitment required to resolve certain of its non-performing loans made it prudent to seek a qualified buyer at this time. The proceeds of $10.2 million received from the sale of the loans may be used to fund loans currently in the Bank’s pipeline and certain other investment opportunity alternatives.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

Date: June 20, 2012	By: /s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)